UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2023

F45 Training Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40590 (Commission File Number)	84-2529722 (I.R.S. Employer Identification No.)

3601 South Congress Avenue, Building E Austin, Texas 78704 (Address of Principal Executive Offices) (737) 787-1955 (Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 210.14d-2(b))
Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or
revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01. Entry into a Material Definitive Agreement.

Consents Under Credit Agreements

On May 12, 2023, F45 Training Holdings Inc., a Delaware corporation (the “Company”), as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and Australian Security Trustee, entered into a Consent Under Amended and Restated Credit Agreement, dated May 12, 2023 (the “JPM Credit Agreement Consent”) under the Amended and Restated Credit Agreement dated as of August 13, 2021, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 20, 2021, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 13, 2022 and as amended by that certain Third Amendment to Amended ad Restated Credit Agreement dated as of February 14, 2023 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “JPM Credit Agreement”). In addition, on May 12, 2023, the Company, as borrower, the lenders party thereto and Alter Domus (US) LLC, entered into a Consent Under Subordinated Credit Agreement, dated May 12, 2023 (collectively with the JPM Credit Agreement Consent, the “Credit Agreement Consents”) under the Credit Agreement, dated as of February 14, 2023, by and among the Company, as borrower, the other loan parties party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and as Australian security trustee (collectively with the JPM Credit Agreement, the “Credit Agreements”). Pursuant to the Credit Agreement Consents, the parties to the Credit Agreements have agreed to extend the deadlines under the Credit Agreements with respect to delivery of the Company’s audited financial statements for the year ended December 31, 2022 and financial statements for the quarter ended March 31, 2023 (collectively, the “Financial Statements”), together with the accompanying compliance certificates, subject to the terms and conditions set forth in the Credit Agreement Consents.

As the Company reported in its Form 12b-25 filed with the Securities and Exchange Commission on March 16, 2023 and its Form 12b-25 filed with the Securities and Exchange Commission on May 10, 2023, the Company has been unable to complete the Financial Statements because the Company and its independent registered public accounting firm require time to complete certain items with respect to the Company’s financial statement preparation and review processes, including management’s assessment of the effectiveness of the Company’s internal controls over financial reporting for the periods covered by the Financial Statements. The Company is not currently in a position to complete the Financial Statements, or file its Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) or its Quarterly Report on Form 10-Q for the period ended March 31, 2023 (the “Form 10-Q”), but the Company continues to work expeditiously to conclude its review and will file the 2022 Form 10-K and the Form 10-Q as soon as practicable.

The foregoing summary of the Credit Agreement Consents does not purport to be a complete description of the Credit Agreement Consents and is qualified in its entirety by reference to the full text of the Credit Agreement Consents, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Consent Under Amended and Restated Credit Agreement, by and among F45 Training Holdings Inc., the other Loan Parties thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Australian Security Trustee, dated May 12, 2023.

10.2
Consent Under Subordinated Credit Agreement, dated as of February 14, 2023, by and among F45 Training Holdings Inc., as borrower, the lenders party thereto and Alter Domus (US) LLC, as administrative agent for the secured parties., dated May 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2023	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer